Exhibit 10.1

Execution Version

THIRD AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 1, 2020 and is entered into by and among ACCO Brands Corporation, a Delaware corporation (“Holdings”), ACCO Brands Australia Holding Pty. Ltd. (the “Australian Borrower”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Lenders constituting at least the Required Lenders (the “Required Lenders”, and each, a “Required Lender”) and the Guarantors listed on the signature pages hereto, and is made with reference to that certain Third Amended and Restated Credit Agreement (as amended by the First Amendment to Third Amended and Restated Credit Agreement, dated as of July 26, 2018 and the Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 23, 2019, and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), dated as of January 27, 2017, by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent. Unless otherwise stated, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.
RECITALS
WHEREAS, the Loan Parties party hereto desire to, and, subject to the terms and conditions contained herein, the Loan Parties, the Required Lenders the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to, amend the Credit Agreement to make certain changes to the definition of “Applicable Rate” and to the covenants contained in Article 7, and to include a 1.00% floor on certain interest rates with respect to Loans denominated in Dollars;
WHEREAS, pursuant to and in accordance with Section 11.01(a) of the Credit Agreement, the Required Lenders and the other parties hereto have agreed to amend the Credit Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO LOAN DOCUMENTS.
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:
“Anti-Cash Hoarding Prepayment Amount” has the meaning specified in Section 2.05.
“Anti-Cash Hoarding Prepayment Trigger Date” has the meaning specified in Section 2.05.
“Third Amendment Effective Date” means May 1, 2020.
(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:
“ “Applicable Rate” means in respect of any of the Term A Facilities and the Revolving Credit Facility, (i) from the Third Amendment Effective Date to the date following the Third

Amendment Effective Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first fiscal quarter ended after the Third Amendment Effective Date, which Compliance Certificate shall give pro forma effect to the incurrence of Indebtedness under the Facilities, 2.00% per annum for Eurodollar Rate Loans, Australian BBSR Rate Loans, Canadian BA Rate Loans, Daily LIBOR Loans, Australian Base Rate Loans and Letter of Credit Fees (for financial Letters of Credit), 1.00% per annum for Base Rate Loans, 0.45% per annum for Letter of Credit Fees (for commercial Letters of Credit) and 1.000% per annum for Letter of Credit Fees (for performance Letters of Credit) and (ii) thereafter, the applicable percentage set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate / Australian BBSR Rate /Canadian BA Rate / Daily LIBOR / Australian Base Rate / Letter of Credit Fees (financial)	Base Rate	Letter of Credit Fees (commercial)	Letter of Credit Fees (performance)
1	> 4.25 to 1.00	2.75%	1.75%	0.60%	1.375%
2	≤ 4.25 to 1.00 and > 4.00 to 1.00	2.50%	1.50%	0.55%	1.250%
3	≤ 4.00 to 1.00 and > 3.50 to 1.00	2.25%	1.25%	0.50%	1.125%
4	≤ 3.50 to 1.00 and > 3.25 to 1.00	2.00%	1.00%	0.45%	1.000%
5	≤ 3.25 to 1.00 and > 3.00 to 1.00	1.75%	0.75%	0.40%	0.875%
6	≤ 3.00 to 1.00 and > 2.00 to 1.00	1.50%	0.50%	0.30%	0.750%
7	≤ 2.00 to 1.00	1.25%	0.25%	0.25%	0.625%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

“ “Commitment Fee Rate” means, from the Third Amendment Effective Date to the date following the Third Amendment Effective Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first fiscal quarter ended after the Third Amendment Effective Date, 0.375%, and, thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee Rate
1	> 4.25 to 1.00	0.500%
2	≤ 4.25 to 1.00 and > 4.00 to 1.00	0.500%
3	≤ 4.00 to 1.00 and > 3.50 to 1.00	0.375%
4	≤ 3.50 to 1.00 and > 3.25 to 1.00	0.375%
5	≤ 3.25 to 1.00 and > 3.00 to 1.00	0.300%
6	≤ 3.00 to 1.00 and > 2.00 to 1.00	0.250%
7	≤ 2.00 to 1.00	0.250%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b).”
(c)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (y) of the proviso to the definition of “Daily LIBOR” in its entirety to read as follows:
“and (y) if the Daily LIBOR shall be less than 1.00% per annum, such rate shall be deemed 1.00% per annum for purposes of this Agreement.”
(d)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (y) of the definition of “Eurodollar Rate” in its entirety to read as follows:
“and (y) if (I) with respect to any Loan denominated in Dollars, the Eurodollar Rate shall be less than 1.00% per annum, such rate shall be deemed 1.00% per annum for purposes of this Agreement and (II) with respect to any Loan denominated in an Alternative Currency, the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(e)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (iv) of the definition of “Permitted Acquisition” in its entirety to read as follows:
“(iv)    at the time of and immediately after giving effect to any such proposed acquisition Holdings shall be in compliance with (1) prior to July 1, 2021, a Consolidated Leverage Ratio of Holdings not to exceed 3.50:1.00 on a pro forma basis and (2) from and after July 1, 2021, the financial covenant set forth in Section 7.11(a) on a pro forma basis; provided that, for purposes of determining pro forma compliance with Section 7.11(a), each applicable Maximum Consolidated Leverage Ratio set forth in Section 7.11(a) shall be deemed for purposes of this clause (d) to be 0.25:1.00 less than the ratio actually set forth for such period in Section 7.11(a) (including after giving effect to any adjustment pursuant to the proviso contained in Section 7.11(a) to the extent applicable);”

(f)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the proviso in clause (3) of the definition of “Qualified Receivables Transaction” in its entirety to read as follows:
“provided, however, that (i) prior to July 1, 2021, the aggregate outstanding principal amount of Indebtedness incurred by all Receivables Subsidiaries pursuant to all Qualified Receivables Transactions (1) shall not at any time exceed $30,000,000 and (2) shall be subject to the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such incurrence of Indebtedness after giving pro forma effect to such incurrence of Indebtedness as if it had occurred on such last day or such date (as applicable) being less than or equal to 3.50:1.00 and (ii) from and after July 1, 2021, the aggregate outstanding principal amount of Indebtedness incurred by all Receivables Subsidiaries pursuant to all Qualified Receivables Transactions shall not at any time exceed the greater of (x) $135,000,000 and (y) 5.00% of Consolidated Total Assets of Holdings.”
(g)    Section 2.05(b) of the Credit Agreement is hereby amended by amending and restating clause (ii) in its entirety to read as follows:
“(ii)    In the event that at the end of any Business Day, Revolving Credit Loans or Swing Line Loans are outstanding and the aggregate amount of cash and Cash Equivalents of the Loan Parties are in excess of $100,000,000 (such date, the “Anti-Cash Hoarding Prepayment Trigger Date”, and the amount of cash and Cash Equivalents exceeding $100,000,000 on such date, the “Anti-Cash Hoarding Prepayment Amount”), no later than two (2) Business Days after the Anti-Cash Hoarding Prepayment Trigger Date, the Revolving Credit Borrowers shall, notwithstanding Section 2.05(b)(vii), prepay first, Swing Line Loans and second, Revolving Credit Loans, in an aggregate principal amount equal to the lesser of (i) the Anti-Cash Hoarding Prepayment Amount and (ii) the amount of Revolving Credit Loans and Swing Line Loans outstanding on such date.”

(h)    Section 3.03(b) of the Credit Agreement is hereby amended by amending and restating the last sentence in its entirety to read as follows:
“Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.00% per annum for any Loan denominated in Dollars and be less than zero percent per annum for any Loan denominated in an Alternative Currency for the purpose of this Agreement.”

(i)    Section 4.03 of the Credit Agreement is hereby amended by adding a new clause (d) as follows:
“(d)    After giving effect to any Borrowing of Revolving Credit Loans made on or after the Third Amendment Effective Date, the aggregate amount of cash and Cash Equivalents of the Loan Parties shall not be in excess of $100,000,000.”

(j)    Section 7.01 of the Credit Agreement is hereby amended by amending and restating clause (k) in its entirety to read as follows:
“(k)    other Liens securing obligations the aggregate amount of which does not exceed (I) prior to July 1, 2021, $30,000,000 and (II) from and after July 1, 2021, the greater of (x) $60,000,000 and (y) 2.00% of Consolidated Total Assets of Holdings;”

(k)    Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (d) in its entirety to read as follows:
“(d)     so long as no Default shall have occurred and be continuing at the time of any action described in this paragraph (d) or would result therefrom, each Borrower may, without limiting the other provisions of this Section 7.06, (i) declare and make cash dividends to its stockholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) not to exceed the sum of (1) the greater of $30,000,000 and 1.00% of Consolidated Total Assets of Holdings plus (2) an additional amount, not to exceed $75,000,000 in the aggregate during any Fiscal Year so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such dividend, purchase, redemption or acquisition after giving pro forma effect to such Restricted Payment as if it had occurred on such last day or such date (as applicable) would be greater than 3.25:1.00 and less than or equal to 3.75:1.00, plus (3) an additional amount so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such dividend, purchase, redemption or acquisition after giving pro forma effect to such Restricted Payment as if it had occurred on such last day or such date (as applicable) would be less than or equal to 3.25:1.00 plus (4) any Net Equity Proceeds; provided that, in the case of each of clauses (i) and (ii) above, both before and after giving pro forma effect to any such dividend, purchase, redemption or acquisition as if such dividend had been paid or purchase, redemption or acquisition had occurred on the last day of the preceding fiscal quarter, Holdings is in compliance with the financial covenants set forth in Section 7.1; provided further that no Restricted Payments of the type described in clause (ii) above shall be permitted solely with respect to clause (1) above prior to July 1, 2021 (for purposes of clarity, amounts will continue to be permitted under clauses (2), (3) and (4) above prior to and after July 1, 2021);”
(l)    Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (a) in its entirety to read as follows:
“(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of Holdings (i) prior to the fiscal quarter ending September 30, 2021 to be greater than 4.75:1.00 and (ii) for the fiscal quarter ending September 30, 2021 and each fiscal quarter thereafter, to be greater than 3.75:1.00 (the “Maximum Consolidated Leverage Ratio”); provided that, commencing with the fiscal quarter ending September 30, 2021, following the consummation of a

Material Acquisition and as of the end of the fiscal quarter in which such Material Acquisition occurred and as of the end of the three fiscal quarters thereafter, the level above shall be increased by 0.50:1.00, it being understood and agreed that the Acquisition is a Material Acquisition and therefore such increase shall be in effect as of the end of each of the first four fiscal quarters following the Third Restatement Date; provided that no more than one such increase shall be in effect at any time.”
(m)    Section 9.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“9.07    Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and the L/C Issuer hereby expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or an Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or an Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations, as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.”

SECTION II.     CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”):
(a)    This Amendment shall have been duly executed by Holdings, the Borrowers, each other Loan Party, the Administrative Agent, the Required Lenders, the Swing Line Lender, the L/C Issuer and, in each case, duly executed counterparts thereof shall have been delivered to the Administrative Agent.
(b)    The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or “pdf” or similar electronic format (in each such case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    a certificate of a Responsible Officer of each Loan Party certifying as to the Organization Documents thereof together with copies of the Organization Documents of such Loan Party annexed thereto;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party;
(iii)    a certificate attesting to the Solvency of Holdings and its Subsidiaries (taken as a whole) on the Amendment Effective Date from the chief financial officer of Holdings; and
(iv)    a certificate attesting to compliance with clauses (e), (f), (g) and (h) of this Section II on the Amendment Effective Date from a Responsible Officer of Holdings.
(c)    The Administrative Agent shall have received from Holdings payment in immediately available funds of (x) all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) owing to the Administrative Agent pursuant to pursuant to Section 11.04 of the Credit Agreement and Section 11.04 of the Amended Credit Agreement, as applicable, in connection with this Amendment, (y) for the account of each Lender that submits to the Administrative Agent its written consent to the Amendment prior to 3:00 p.m.(New York City time) on April 30 2020, an amendment fee equal to 0.075% of the U.S. Dollar Equivalent of the stated principal amount of such Existing Lender’s loans and commitments under the Facilities consented in favor of the Amendment and (z) all other compensation required to be paid on or prior to the Amendment Effective Date to the Administrative Agent and its Affiliates pursuant to that certain Fee Letter, dated as of April 27, 2020, by and among Holdings and BofA Securities, Inc, in each case, payable in U.S. Dollars to such Person under this Amendment and the Amended Credit Agreement.
(d)    (i) The Administrative Agent and the Lenders shall have received at least one (1) day prior to the Amendment Effective Date all documentation and other information reasonably requested in writing by them at least two (2) days prior to the Amendment Effective Date in order to allow the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

(ii) At least two (2) Business Days prior to the Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 shall deliver, to each Lender that so requests, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Certification”) in relation to such Borrower.

(e)    The representations and warranties contained in Article 5 of the Amended Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.
(f)    There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs this Amendment or any of the other transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.
(g)    There has been no change, occurrence or development since December 31, 2019 that could reasonably be expected to have a Material Adverse Effect.
(h)    No Default or Event of Default exists or shall exist or be continuing prior to or immediately after giving effect to this Amendment.
Notwithstanding anything herein to the contrary, for purposes of determining compliance with the conditions specified in this Section II, each Required Lender shall be deemed satisfied with each received document and each other matter required to be reasonably satisfactory to such Required Lender unless, prior to the Amendment Effective Date, the Administrative Agent receives notice from such Required Lender specifying such Required Lender’s objections.
SECTION III.     REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, and each of the Required Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants on and as of the Amendment Effective Date to each of the Administrative Agent, the L/C Issuers, the Swing Line Lender and each of the Required Lenders as follows:

3.1
Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and perform its obligations under, this Amendment, the Amended Credit Agreement and the other Loan Documents, as applicable.

3.2
Authorization; No Contravention. The execution and delivery of this Amendment and performance by each Loan Party of this Amendment and the Amended Credit Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

3.3
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required, except as have been obtained or made and are in full force and effect, in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Amended Credit Agreement or any other Loan Document to which such Loan Party is a party.

3.4
Binding Effect. This Amendment has been duly executed and delivered by each of the Loan Parties party thereto. Each of this Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

3.5
Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Credit Agreement are and will be true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects.

3.6
Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

3.7	Beneficial Ownership. As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
SECTION IV.     ACKNOWLEDGMENT AND CONSENT; REAFFIRMATION
Each Loan Party hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents, including, without limitation, under each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby or by the Amended Credit Agreement, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents, including, without limitation, under each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party, as supplemented, amended, amended and restated or otherwise modified in connection with this Amendment, the Amended Credit Agreement and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Amended Credit Agreement, the Collateral Documents to which it is a party, the U.S. Obligations Guaranty, the Foreign Obligations Guaranty and this Amendment and consents to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document, including each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with such Loan Documents the payment and performance of all “Obligations” and any other obligations under each such Loan Document, including each of the Pledge Agreements and the other Foreign Collateral Documents, to which it is a party (in each case, as such terms are defined in the applicable Loan Document as the same may be amended as contemplated hereby).
Each Guarantor acknowledges and agrees that each of the Loan Documents, including each of the Pledge Agreements and the other Foreign Collateral Documents, as the same may be amended as contemplated hereby to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement and the other Loan Documents to which it is not a party effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment, the Amended Credit Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.
SECTION V.     MISCELLANEOUS

5.1	Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)     On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.
(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.
(iii)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Amended Credit Agreement or any of the other Loan Documents.

5.2	Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

5.3	Loan Document. This Amendment shall constitute a “Loan Document” under the terms of the Amended Credit Agreement.

5.4
Applicable Law; Miscellaneous. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement are incorporated by reference herein and made a part hereof.

5.5
Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.6
Further Assurances. Each of the Loan Parties shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by the Administrative Agent to effectuate the purposes of this Amendment.

5.7
No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by this Amendment.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS AND U.S. BORROWER:	ACCO BRANDS CORPORATION

By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

AUSTRALIAN BORROWER:

Executed by ACCO BRANDS AUSTRALIA
HOLDING PTY. LTD. in accordance with
Section 127 of the Corporations Act 2001

/s/ Neal V. Fenwick Signature of director Name: Neal V. Fenwick, a Responsible Officer for the above-referenced Company	/s/ Pamela R. Schneider Signature of director Name: Pamela R. Schneider, a Responsible Officer for the above-referenced Company

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

GUARANTORS:     ACCO BRANDS CORPORATION
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer
ACCO BRANDS USA LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer
GENERAL BINDING LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
ACCO BRANDS INTERNATIONAL, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
ACCO EUROPE FINANCE HOLDINGS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
GBC INTERNATIONAL, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer
And ACCO INTERNATIONAL HOLDINGS, INC.
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President
NESCHEN GBC GRAPHIC FILMS, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Supervisory Director
ESSELTE U.S. FV, LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer
ESSELTE EUROPEAN HOLDINGS LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

ESSELTE LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer
ESSELTE HOLDINGS LLC
By: /s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Vice President and Treasurer

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

ACCO BRANDS AUSTRALIA HOLDING PTY. LTD.

/s/ Neal V. Fenwick Signature of director Name: Neal V. Fenwick, a Responsible Officer for the above-referenced Company

/s/ Pamela R. Schneider

Signature of director

Name: Pamela R. Schneider, a Responsible
Officer for the above-referenced Company

ACCO BRANDS AUSTRALIA PTY. LTD.

/s/ Neal V. Fenwick Signature of director Name: Neal V. Fenwick, a Responsible Officer for the above-referenced Company

/s/ Pamela R. Schneider

Signature of director

Name: Pamela R. Schneider, a Responsible
Officer for the above-referenced Company

Exhibit A

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender,
L/C Issuer and a Lender

By: /s/ Jonathan M. Phillips
Name: Jonathan M. Phillips
Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

Executed signature pages from Required Lenders on file with Administrative Agent.

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]